UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	January 9, 2012

DELTA APPAREL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Georgia
(State or Other Jurisdiction of Incorporation)

1-15583		58-2508794
(Commission File Number)		(IRS Employer Identification No.)

322 South Main Street, Greenville, South Carolina		29601
(Address of principal executive offices)		(Zip Code)

(864) 232-5200
(Registrant's Telephone Number Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

(d)    Election of Directors

On January 9, 2012, the Board of Directors (the "Board") of Delta Apparel, Inc. (the "Company") unanimously elected Suzanne B. Rudy as a director of the Company, effective immediately. Ms. Rudy is currently Vice President, Corporate Treasurer, Compliance Officer and Assistant Secretary of RF Micro Devices, Inc. (NASDAQ:RFMD), a publicly traded company and leading supplier of semiconductor solutions for the wireless communications market. Ms. Rudy is also a director for all twelve subsidiaries of RFMD and is a member of the Investor Relations Team. Prior to joining RF Micro Devices, Inc. in 1999, Ms. Rudy was the Controller for Precision Fabrics Group, Inc., a textile spin-off of the Fortune 500 Company Burlington Industries. Additionally, she spent six years as a CPA and Manager for BDO Seidman, LLP, an international CPA firm. From 2007 through 2010, Ms. Rudy served as a director and chaired the Audit Committee of First National Bank United Corporation and currently serves on the Board of Visitors for Guilford College. Ms. Rudy is a Certified Public Accountant holding a BS from the University of California, Santa Barbara and a Master's of Accounting from the University of North Carolina.

Ms. Rudy will not serve as a member of any Board committees during her initial term as a director. There are no family relationships between Ms. Rudy and any director or other executive officer of the Company nor are there any transactions between Ms. Rudy or any member of her immediate family and the Company or any of its subsidiaries that would be reportable as a related party transaction under the rules of the United States Securities and Exchange Commission. Further, there is no arrangement or understanding between Ms. Rudy and any other persons or entities pursuant to which Ms. Rudy was appointed as a director of the Company.

Upon her appointment to the Board, Ms. Rudy became entitled to a pro-rated portion of the Company's non-employee director compensation. To that end, Ms. Rudy is entitled to receive a prorated portion of the annual retainer of $25,000. Ms. Rudy will also be entitled to reimbursement of her reasonable travel expenses incurred in connection with her attendance at Board and committee meetings and up to $5,000 every two years for director education programs.

In addition, at the beginning of the Company's 2012 fiscal year each non-employee director of the Company received an award of 1,500 restricted stock units under the Delta Apparel, Inc. 2010 Stock Plan (the "2010 Stock Plan"). Because Ms. Rudy first became a non-employee director after this annual award for fiscal year 2012, she will receive a restricted stock unit award for a prorated number of restricted stock units.

Item 9.01.       Financial Statements and Exhibits.
(d)  Exhibits.

Exhibit Number	Description

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA APPAREL, INC.

Date:	January 10, 2012	/s/ Justin M. Grow
Justin M. Grow
General Counsel & Assistant Secretary